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                                                                    EXHIBIT 99.1


                                    AGREEMENT


       This will confirm the agreement by and among the undersigned that the Amendment No. 1 to Schedule 13D filed on the date hereof with respect to the beneficial ownership by the undersigned of shares of common stock, par value $.001 per share of SeraCare, Inc., a Delaware corporation, is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(2) under the Securities Exchange Act of 1934.

       IN WITNESS WHEREOF, the undersigned have executed this agreement as this 25th day of September, 2001.


                                      PROBITAS PHARMA, S.A.


                                      By: /s/ Victor Grifols Roura
                                          ----------------------------------
                                          Victor Grifols Roura
                                          Chief Executive Officer


                                      INSTITUTO GRIFOLS, S.A.


                                      By: /s/ Dr. Javier Jorba
                                          ----------------------------------
                                          Dr. Javier Jorba
                                          Chief Executive Officer


                                      SI MERGER CORP.


                                      By: /s/ Victor Grifols Roura
                                          ----------------------------------
                                          Victor Grifols Roura
                                          President